EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Merisel, Inc

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-444605 of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of the Merisel, Inc. 401(k) Retirement Savings Plan (the “Plan”) appearing on this Form 11-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
New York, New York

June 29, 2009